Exhibit 10.6

19-01 Route 208 North ● Fair Lawn, New Jersey 07410
Phone 1-800-344-1200 ● ColumbiaBankOnline.com

RegenLab USA LLC 95 Greens Street Jersey City, NJ 07302	February 13, 2025

Dear Mr Turiz:

We are pleased to inform you that Columbia Bank has amended your request for financing as follows:

USE OF PROCEEDS
	SBA	Borrower	Total
Working Capital	$4,107,875	$-	$4,107,875
Equipment	$754,000		$754,000
SBA Fee	$138,125	$-	$138,125
Total Project Costs	$5,000,000	$-	$5,000,000

Security:

b) Life Insurance and Assignment of the policy in the amount of $5,000,000.00 on the life of Antonino Turzi. This condition is deleted.

Expiration: If the Loan fails to close prior to February 28, 2025, then this commitment shall automatically be deemed cancelled unless formally extended by the Lender in writing.

All other terms and conditions remain the same.

Sincerely:

/s/ Rahbar Ameri
Rahbar Ameri
Senior Vice President

BORROWER: RegenLab USA LLC

By:	/s/ Antonino Turzi
Antonino Turzi, Sole Member

GURANTOR: Antonino Turzi

By:	/s/ Antonino Turzi
Antonino Turzi, Individually

U.S. Small Business Administration Terms And Conditions

SBA Loan #	[*]
SBA Loan Name	RegenLab USA LLC
Approval Date	10/29/2024

U.S. SBA:	Lender:
Small Business Administration	Columbia Bank
Standard 7a Loan Guaranty Processing Center	19-01 Rte 208 N
6501 Sylvan Road, Suite 100	FAIR LAWN, NJ 07410-2832
Citrus Heights, CA 95610-5017

As stated below, SBA’s guaranty is subject to the terms and conditions digitally submitted in E-Tran (including any changes) and the Lender’s compliance with all applicable SBA Loan Program Requirements as defined in 13 CFR 120.10. Lender must have a valid SBA Loan Guaranty Agreement (Form 750) applicable to the Preferred Lenders Program.

Borrower

1.	RegenLab USA LLC 95 Greene St JERSEY CITY, NJ 07302-3815

SBA approves the Lender’s request for SBA to guarantee 75.00% of a loan (“Loan”) in the amount of $5,000,000.00.

1.	Lender must complete all disbursements of the loan no later than 48 months from the date of issuance of the SBA loan number. Any remaining undisbursed balance will be cancelled by SBA.

2.	7(a) Lender Fees payable to SBA:

a.	SBA Guaranty Fee (Upfront Fee) = $138,125.00

b.	Lender Annual Service Fee as a percentage of the outstanding principal balance of the guaranteed portion of the loan = 0.55%

3.	Repayment Terms:

a.	Loan Term: 120 months

b.	Interest Only Period:

c.	Starting Payment Amount: $66,075.37

d.	Interest

i.	Initial Rate: 10%

ii.	Interest Type: Variable

iii.	Base Rate: 8% source - Wall Street Journal Prime Rate

iv.	Spread: 2%

v.	Frequency of Rate Adjustment: Every Calendar Quarter

e.	Loan Repayment

Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has

SBA Loan App# [*] Generated: 01-17-2025 02:28 PM	│Page 1 of 2

been sold on the secondary market, Borrower must:

a.	Give Lender written notice;

b.	Pay all accrued interest; and

c.	If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days’ interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.

If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

4.	Use of Proceeds: Lender must ensure that proceeds of loan were used for the following eligible business purposes:

a.	$754,000.00 Purchase Equipment

b.	$4,107,875.00 Working Capital

c.	$138,125.00 SBA Guaranty Fee

$5,000,000.00 is the total amount of proceeds.

5.	Guarantors:

Name	Guaranty Type
Antonino Turzi	Full Unsecured Guarantee

6.	Collateral:

Collateral Type	Description
Personal Property

First perfected security interest, subject to no other liens in the following personal property (including any proceeds and products), wherever located: Equipment, Fixtures, Inventory, Accounts, Chattel Paper, and General Intangibles.

	a.	Subject to no other liens.

Columbia Bank

By:	/s/ Rahbar Ameri	10/29/2024
Date

SBA Loan App# [*] Generated: 01-17-2025 02:28 PM	│Page 2 of 2

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made on February 14, 2025, between REGENLAB USA LLC (the “Borrower”) and COLUMBIA BANK, its successors and/or assigns (the “Lender”) and as identified in the attached Terms And Conditions issued by the U.S. Small Business Administration (“SBA”) to Lender, dated October 29, 2024, SBA Loan Number [*] (“Terms And Conditions”).

SBA has authorized a guaranty of a loan from Lender to Borrower for the amount and under the terms stated in the attached Terms And Conditions (the “Loan”).

In consideration of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows

1.	Subject to the terms and conditions of the Terms And Conditions and SBA’s Participating Lender Rules as defined in the Guarantee Agreement between Lender and SBA, Lender agrees to make the Loan if Borrower complies with the following “Borrower Requirements”. Borrower must:

a.	Provide Lender with all certifications, documents or other information Lender is required by the Terms And Conditions to obtain from Borrower or any third party;

b.	Execute a note and any other documents required by Lender; and

c.	Do everything necessary for Lender to comply with the terms and conditions of the Terms And Conditions.

2.	The terms and conditions of this Agreement:

a.	Are binding on Borrower and Lender and their successors and assigns; and

b.	Will remain in effect after the closing of the Loan.

3.	Failure to abide by any of the Borrower Requirements will constitute an event of default under the Note and other Loan Documents.

BORROWER:		LENDER:
REGENLAB USA LLC		COLUMBIA BANK

By:	/s/ Antonino Turzi	By:	/s/ Rahbar Ameri
	Antonino Turzi, Sole Member		Rahbar Ameri, Senior Vice President

U.S. Small Business Administration Note

SBA Loan #	[*] SBA received the completed loan application on October 29, 2024
SBA Loan Name	REGENLAB USA LLC
Date	February 14, 2025
Loan Amount	$5,000,000.00
Interest Rate	Variable Rate, based upon the Prime Rate (as published in the Wall Street Journal newspaper) plus 2.00%, adjusting every calendar quarter. The initial interest rate is 10.00%
Borrower	REGENLAB USA LLC
Operating Company	REGENLAB USA LLC
Lender	Columbia Bank

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Five Million and 00/100 ----------($5,000,000.00)---------- Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

SBA Form 147 (06/03/02) Version 4.1	Page 1/6

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Maturity: This Note will mature in 10 years from date of Note.

Repayment Terms: The interest rate on this Note will fluctuate. The initial interest rate is 10.00% per year. This initial rate is the prime rate in effect on the first business day of the month in which SBA received the loan application, plus 2.00%. The initial interest rate must remain in effect until the first change period begins unless changed in accordance with SOP 50 10.

Borrower must pay principal and interest payments of $66,075.37 every month, beginning one month from the month this Note is dated; payments must be made on the first calendar day in the months they are due.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Lender and Borrower may agree to pay an additional amount into an escrow account for payment of real estate taxes and required insurance related to commercial real estate securing the loan when applicable. Any such account must comply with SOP 50 10.

The interest rate will be adjusted every calendar quarter (the “change period”) beginning April 1, 2025 (date of first rate adjustment), and on every July 1, October 1, January 1 and April 1 thereafter.

The “Prime Rate” is the prime rate in effect on the first business day of the month (as published in the Wall Street Journal newspaper or other nationally recognized newspaper) in which SBA received the application, or any interest rate change occurs. Base Rates will be rounded to two decimal places with .004 being rounded down and .005 being rounded up.

The adjusted interest rate will be 2.00% above the Prime Rate. Lender will adjust the interest rate on the first calendar day of each change period. The change in interest rate is effective on that day whether or not Lender gives Borrower notice of the change.

The interest rate identified in the Note may not be changed during the life of the Loan unless changed in accordance with SOP 50 10.

The interest rate adjustment period may only be changed in accordance with SOP 50 10.

Lender must adjust the payment amount at least annually as needed to amortize principal over the remaining term of the note.

If SBA purchases the guaranteed portion of the unpaid principal balance, the interest rate becomes fixed at the rate in effect at the time of the earliest uncured payment default. If there is no uncured payment default, the rate becomes fixed at the rate in effect at the time of purchase.

Loan Prepayment: Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay 20% or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20% and the Loan has been sold on the secondary market, Borrower must:

a.	Give Lender written notice;

b.	Pay all accrued interest; and

c.	If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days’ interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.

If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.

SBA Form 147 (06/03/02) Version 4.1	Page 2/6

All remaining principal and accrued interest is due and payable 10 years from date of Note.

Late Charge: If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.

4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the

SBA Form 147 (06/03/02) Version 4.1	Page 3/6

expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

F.	If any part of this Note is unenforceable, all other parts remain in effect.

G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

SBA Form 147 (06/03/02) Version 4.1	Page 4/6

10.	STATE-SPECIFIC PROVISIONS:

Confession of Judgment. IMPORTANT: Maker hereby authorizes and empowers any clerk, prothonotary or attorney of any court of record in the State of Delaware, to appear for it at the suit of Lender on the above obligation, as of any term or time subsequent to the date hereof, and thereupon to confess judgment for the Note, plus interest, cost of suit and counsel fees as herein provided, according to and as permitted by applicable laws and rules of court with stay of execution until the date payment is due. Maker waives any and all rights it may have as a result of any and all manner of error or errors, misprisions, misentries, defects and imperfections whatsoever in connection with said obligation, or any proceeding thereon, or thereto, or anywise touching or concerning the same, and further waives any right of appeal based upon same.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as Lender shall elect until such time as Lender shall have received payment in full of the debt, plus interest and costs.

Maker knowingly, intelligently and voluntarily has agreed to the confession of judgment provision in this Section of this Note and understands after having read same and having been advised that by virtue of this Confession of Judgment (1) Maker has waived their constitutional due process rights to notice and a hearing prior to the entry of judgment against them upon default under this Note; (2) the entry of judgment against Maker will result in a lien against their personal property and real estate and ultimately sale at public auction of their personal property and real estate for credit against the obligation; and (3) in default of payment, in appropriate cases, the Sheriff may seize some portion of Maker’s wages or other income or revenue for credit against the obligation.

The undersigned waives the benefit of any and all exemption laws of the State of Delaware, or elsewhere, and waives demand, presentment, protest and notice of non-payment hereof.

__________ Initial

SBA Form 147 (06/03/02) Version 4.1	Page 5/6

11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Witness:	BORROWER:
REGENLAB USA LLC

/s/ Jane Paftinos	By:	/s/ Antonino Turzi
Jane Paftinos, Esq.		Antonino Turzi, Sole Member

ACKNOWLEDGEMENT

STATE OF NEW JERSEY, COUNTY OF BERGEN:

I CERTIFY that on February 14, 2025, ANTONINO TURZI personally came before me and acknowledged under oath, to my satisfaction, that:

(a)	this person is the Sole Member of REGENLAB USA LLC, a New Jersey limited liability company; and

(b)	this document was signed and made as their respective voluntary acts and deeds by virtue of his authority as the Sole Member of REGENLAB USA LLC, on behalf of said Limited Liability Company.

/s/ Jane Paftinos
Jane Paftinos, Esq,
An Attorney at Law of New Jersey

SBA Form 147 (06/03/02) Version 4.1	Page 6/6

LOAN AGREEMENT

This Loan Agreement (“Agreement”) made on February 14, 2025, is by and among REGENLAB USA LLC (the “Borrower”), having an address at 95 Greene Street, Jersey City, New Jersey 07302 and ANTONINO TURZI, having an address at [*] (the “Guarantor”) (Borrower and Guarantor are hereinafter referred to as the “Obligor(s)”) and COLUMBIA BANK (“Lender”), having an office at 19-01 Route 208 North, Fair Lawn, New Jersey 07410.

W I T N E S S E T H:

WHEREAS, the Borrower desires to borrow from Lender the principal sum of FIVE MILLION ($5,000,000.00) DOLLARS (the “Loan”) in accordance with the terms and conditions of this Agreement, the Commitment Letter, the Note, the Security Agreement, the Guaranty, the financing statements, and any and all other documents, certificates and instruments executed and delivered by the Obligors in connection herewith to or for the benefit of the Lender (“Loan Documents”); and

WHEREAS, Guarantor is financially interested in the affairs of Borrower and in order to induce Lender to make the Loan to the Borrower, has executed and delivered to Lender their unconditional Guaranty.

NOW THEREFORE, in consideration for the Loan, the mutual agreements, covenants, representations, warranties and obligations contained herein, the parties hereto agree as follows:

ARTICLE 1

1.	Representations and Warranties:

1.1.	Capacity. Borrower is a limited liability company duly formed and validly existing under the laws of the State of Delaware and is duly qualified to transact business in the State of New Jersey and each and every other state in which it transacts business.

1.2.	Authority. Obligors have the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of the Loan Documents. This Agreement and the Loan Documents are, or will be when delivered, the legal, valid and binding obligations of the Obligors enforceable against each of them in accordance with their respective terms and conditions.

1.3.	Compliance. The execution and delivery of the Loan Documents will not result in the breach or default under the terms, conditions or provisions of any agreement to which any of the Obligors are a party or by which any of them are bound.

1.4.	Litigation and Approvals. There is no action, litigation, proceeding or investigation pending or threatened against any of the Obligors.

1.5.	Financial Statements. All financial information and other data supplied by Obligors to Lender, whether or not supplied by the Obligors or their accountant, is true, correct and complete as of the Closing Date, and the Obligors acknowledge that the Lender has relied upon such financial statements in its decision to make the Loan.

1.6.	Title to the Collateral. The Obligors have good and marketable title to the Collateral (as defined hereafter) free and clear of all liens and encumbrances.

1.7.	Taxes. Obligors have filed returns for and paid in full all federal, state and local taxes to the extent such filings and payments were required prior to the date of this Agreement. All of such returns are true, correct and complete.

1.8.	Broker’s Commissions. No person is entitled to receive any broker’s commission, finder’s fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement, unless previously agreed to by lender.

1.9.	Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of each Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) each Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and (iii) each Borrower will not have unreasonably small capital for the business in which it is engaged.

1.10.	Compliance with SBA Authorization. By entering into this Agreement, the Borrowers and Guarantors represent and warrant that they are in full compliance with all requirements and restrictions set forth in the SBA Authorization for guaranty issued in connection with the Loan.

1.11.	Prohibited Use of Loan. Obligors are not engaged principally in, nor have as an important activity, the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined by Regulation U of the Board of Governors of the Federal Reserve System [“BGFRS”], nor will any part of the proceeds of the Loan be used, now or ultimately, to purchase or carry such stock or extend such credit or violate in any way Regulations G, T, U, or X of the BGFRS.

ARTICLE 2

2.	The Loan and Collateral:

2.1.	The Loan. Subject to the terms and conditions and for the purposes hereinafter set forth, the Lender hereby agrees to make the Loan to the Borrowers. The Loan shall be evidenced by, shall be repaid in accordance with, and shall bear interest as provided for in the Loan Documents.

2.2.	Security. As security for the due and punctual payment of the Note, performance under the Loan Documents, and to secure any and all other loans and credit accommodations made by the Lender to the Obligors (hereinafter the “Obligations”):

2.2.1.	One or more Obligors hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Lender and hereby grants to the Lender a security interest in all personal property, including all “Accessions”, “Accounts”, “Deposit Accounts”, “Inventory”, “Equipment”, “Fixtures”, “Books and Records”, “Chattel Paper”, “Documents”, “General Intangibles”, “Instruments”, “Investment Property”, “Money”, “Payment Intangibles”, “Promissory Notes”, “Securities”, “Software” and “Supporting Obligations” [as those terms are defined in the UCC in effect in the State of Delaware] and all other articles of tangible personal property of every kind and nature whatsoever, now owned or hereafter acquired, and accessions, improvements and additions, replacements and substitutions thereof, together with the rights of the Obligor under any manufacturer’s warranties relating to the foregoing and all condemnation awards and rights of warranty, indemnification and recovery from third parties for loss or damage to or diminution of value of the collateral hereby pledged as well as all accounts, accounts receivable, contract rights, instruments, and general intangibles; all insurance thereon and the proceeds of such insurance; and all cash and non-cash proceeds of all of the foregoing, as same are more fully described in the attachment to the UCC-1 financing statements executed in connection herewith (the “Personal Property” and sometimes referred to as the “Collateral).

ARTICLE 3

3.	Conditions for Closing:

3.1.	On the Closing Date, the Lender shall make the Loan to the Borrower, provided that each Obligor shall deliver to Lender (i) the Loan Documents executed by the Borrower and all Guarantors; (ii) evidence of insurance relating to the Collateral; (iii) a certificate in form and substance satisfactory to the Lender to the effect that the Borrower’s business locations are not within a flood hazard area, or, if any property is within such an area, proper evidence of flood insurance insuring such property; and (iv) such other documents as may reasonably be required by the Lender and its counsel.

ARTICLE 4

4.	Affirmative Covenants: Each Obligor agrees that so long as the Loan or any other obligations (the “Obligations”) of any Obligor to the Lender is outstanding, they shall:

4.1.	Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Lender may from time to time reasonably request, and the Borrower will make available to the Lender for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state.

4.2.	Financial Information. Furnish the Lender the following financial information for the Borrower and Guarantors:

4.2.1.	Borrowers and Guarantors shall deliver copies of federal tax returns annually within 120 days of filing.

4.2.2.	Borrower shall provide annual financial statements within 120 days of fiscal year end.

4.2.3.	Guarantors shall deliver current personal financial statements annually due with the tax returns.

4.2.4.	Any other financial information that the Lender may reasonably request (i.e. monthly agings, etc.).

4.3.	Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Lender in its sole discretion.

4.4.	Maintenance of Existence, Operation and Assets. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

4.5.	Insurance. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated.

4.6.	Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

4.7.	Subordinated Debt. All debt owed by Borrower any shareholders/members/officers shall be at all times subordinated to the Obligations pursuant to subordination agreements acceptable to the Lender.

4.8.	Compliance with SBA Requirements. Borrowers and Guarantors shall ensure compliance at all times with all requirements imposed by the SBA with respect to the Loan.

4.9.	Additional Reports. Provide prompt written notice to the Lender of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or potential Event of Default, (ii) any litigation filed by or against the Borrower, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower.

ARTICLE 5

5.	Negative Covenants. Each Borrower and Guarantor covenants and agrees that from the date of execution of this Agreement until the Loan and all Obligations have been fully paid, the Borrower will not, without the Lender’s prior written consent:

5.1.	Indebtedness. Incur any indebtedness for borrowed money other than: (i) the Loan and any subsequent indebtedness to the Lender; and (ii) existing indebtedness disclosed on the Borrowers’ financial statements which were submitted to the Lender in connection with the application for the Loan.

5.2.	Liens and Encumbrances. Except as provided in this Agreement, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any Collateral or enter into any arrangement for the acquisition of property subject to any conditional sales agreement.

5.3.	Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

5.4.	Loans or Advances. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except investments disclosed on the Borrower’s financial statements or acceptable to the Lender in its sole discretion.

5.5.	Merger or Transfer of Assets. Merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of all, or substantially all, of its property, assets and business whether now owned or hereafter acquired.

5.6.	Change in Business, Management or Ownership. Make or permit any material change in the nature of its business as carried on as of the date hereof, in the composition of its current executive management, or in its equity ownership.

5.7.	Dividends. Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, which would adversely affect the financial condition of either.

ARTICLE 6

6.	Events of Default: Any one or more of the following events shall constitute an Event of Default under this Agreement and the Loan Documents:

6.1.	The occurrence of an Event of Default under the Note or other Loan Documents.

6.2.	The Obligors shall default in the performance of any of the covenants or agreements contained in this Agreement or any other Loan Document.

ARTICLE 7

7.	Lender’s Remedies: In case one or more Events of Default shall have occurred, the Lender shall have the following rights and remedies:

7.1.	At any time thereafter to declare the entire amount of the Loan and the other Obligations to be immediately due and payable, whereupon the maturity of the then unpaid principal balance of the Loan and all other Obligations shall be accelerated and all interest accrued thereon shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

7.2.	Take any action at law or in equity to collect the sums due and owing on the Loan or any of the Obligations or to enforce performance and observance of any obligation, agreement or covenant of the Obligors under this Agreement or any other Loan Document.

7.3.	Exercise any and all rights and remedies conferred upon secured parties by the Uniform Commercial Code and other applicable laws and statutes.

7.4.	Upon a default by Obligors, Lender shall, at its option, without notice or demand, be entitled to enter upon Premises to take immediate possession of the Personal Property. Upon request by Lender, Obligors shall assemble and make the Personal Property available to Lender at a place designated by Lender. Lender may retain the Collateral in partial satisfaction of the Loan, or sell all or any portion of the Collateral at public or private sale or in accordance with a foreclosure sale under the Mortgage. In the event that Lender elects to proceed under a public or private sale as to the Collateral and notification of intended disposition of any of the Collateral is required by law, such notification, shall be deemed reasonably and properly given if mailed, at least five (5) days before such disposition, postage prepaid, addressed to the Borrower at the address of Borrower. Obligors agree that a commercially reasonable manner of disposition of the Collateral on a default shall, at the option of Lender, include, but not be limited to, a sale of the Collateral, in whole or in part, concurrently with the foreclosure upon the Premises in accordance with the provisions of the Mortgage or at a public or private sale, in the sole and absolute discretion of the Lender.

7.5.	Without limiting the foregoing, and exercising its remedies upon the occurrence of an Event of Default, the Lender (i) shall not be responsible or liable for any shortage, discrepancy, damage or loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen through its gross negligence or willful misconduct; (ii) shall be entitled to the appointment (without notice and without proof of diminution in value of the Collateral) of a receiver to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver; and (iii) generally may perform all acts necessary or proper to carry out the intention of this Agreement, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes, and the Obligors hereby ratify and confirm all that the Lender shall do by virtue of this grant of power.

7.6.	Set-off the amount owing on the Note against any deposit account maintained in the Lender by any of the Obligors, and such right of set-off shall be deemed to have been exercised immediately upon the stated or accelerated maturity even though such set-off is not noted on the Lender’s records until a later time.

7.7.	The Lender’s failure to accelerate for any cause shall not prevent the Lender from doing so for a later cause.

7.8.	Upon the occurrence of an Event of Default, if the Lender declares acceleration, Obligors will pay for the Lender’s costs of collection including a reasonable attorney’s fee.

7.9.	All proceeds received from the sale or other disposition of the Collateral shall, at the sole option of the Lender, be applied as follows: (i) to the expenses of retaking, holding and preparing for sale, selling and the like; (ii) to the attorney’s fees and legal expenses incurred by Lender; and (iii) to the satisfaction of the Loan and the other Obligations owed to Lender.

7.10.	Except as otherwise expressly provided herein, no remedy herein confirmed or reserved to the Lender is intended to be exclusive of any other available remedy, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or any other Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as deemed expedient by Lender. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement or any other Loan Document, it shall not be necessary to give notice, other than such notice as may be expressly required by this Agreement or the Loan Documents.

ARTICLE 8

8.	Miscellaneous:

8.1.	Amendment. This Agreement and the other Loan Documents may be amended or modified at any time and in any form or manner only by a written agreement between the Borrower and the Lender. The Obligors agree that the Lender may, without the consent of or notice to the Guarantors, upon any terms or conditions and in whole or in part do any of the following: (i) amend this Agreement and the other Loan Documents; (ii) change the manner, place or terms of payment, and/or change or extend the time for payment, or renew, amend or alter, the Loan or any of the Obligations or any security therefore; (iii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any of the Collateral; (iv) exercise or refrain from exercising any rights against Borrower or any others liable for the Loan or any of the Obligations; (v) settle or compromise any portion of the Loan or any of the Obligations, dispose of any security therefore, with or without consideration; (vi) apply any sums by whomsoever paid or howsoever paid or realized to the Loan or any of the Obligations, and the Guaranty shall apply to the Loan or any of the Obligations as so amended, extended, renewed or altered.

8.2.	Loan Documents; Successors and Assigns. All Loan Documents and other agreements shall be deemed to include all amendments and supplements thereto. All Persons shall be deemed to include the successors and assigns thereof. All of the terms and provisions of this Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto, their respective transferees, legal representatives, heirs, successors and assigns.

8.3.	Waivers. No waiver of any of the provisions of this Agreement or any other Loan Document (i) shall be valid unless evidenced by a writing executed by each party to be bound thereby; (ii) shall be deemed or shall constitute a waiver of any other provision of this Agreement or any other Loan Document or any other provisions hereof or thereof (whether or not similar); or (iii) shall constitute a continuing waiver unless otherwise expressly provided. No delay on the part of the Lender in exercising any right or remedy hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any power or right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy. No notice to or demand on the Obligor shall entitle it to any other or further notice or demand in the same or similar circumstances. ANY AND ALL DISPUTES ARISING OUT OF OR UNDER THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE STATE OF NEW JERSEY AND DECIDED

BY A JUDGE, SITTING WITHOUT A JURY, AND THE UNDERSIGNED BORROWERS AND GUARANTORS HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY ON ANY MATTERS IN DISPUTE AND BORROWERS AND GUARANTORS HEREBY WAIVE ANY AND ALL CLAIMS IN THE FUTURE FOR DAMAGES AGAINST THE LENDER, OTHER THAN DIRECT COMPENSATORY DAMAGES.

8.4.	Governing Law. This Agreement and all other Loan Documents shall be governed by and construed in accordance with the laws of the State of New Jersey. For the avoidance of doubt, the Borrower’s location is the State of New Jersey for all purposes under the Loan Documents.

8.5.	Survival of Representations, Warranties and Agreements. All representations, warranties and agreements of the Obligor made herein or in any Loan Document shall survive the Closing. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by the Lender, notwithstanding that the Lender knew or should have known at the time of closing that such right or remedy existed.

8.6.	Severability. The terms, covenants and conditions of this Agreement shall be deemed to be severable. If one or more of the provisions, terms, covenants or clauses, paragraphs or subparagraphs of this Agreement are adjudged to be unlawful, unconstitutional, unenforceable or void or of no effect for any reason whatsoever, that adjudication shall in no way affect the other provisions, terms, covenants, clauses or paragraphs or subparagraphs of this Agreement which have not been so adjudged. In the event of an adjudication as described, this Agreement shall be construed as though the affected provision, term, covenant or clause, paragraph or subparagraph had not been included in it.

8.7.	Further Assurances. The parties hereto agree that at any time and from time to time after the Closing Date, they will execute, acknowledge and deliver other assurances, financing statements, documents, agreements, and amendments or supplements hereto or to the other Loan Documents and take such other action as may reasonably be required for correcting any errors or omissions in order to carry out the intention of or facilitating the performance of this Agreement or any other Loan Document.

8.8.	Payment of Expenses. All reasonable expenses in connection with preparation, issuance, delivery, recording and (if and where needed) filing of this Agreement and any other Loan Documents or notice with respect thereto and the Lender’s counsel fees shall be paid at the closing by the Obligor.

8.9.	Security Agreement. It is agreed among all parties hereto that this Agreement constitutes a security agreement within the meaning of the Uniform Commercial Code as enacted and in effect in the State of Delaware.

[The Remainder Of This Page Is Intentionally Left Blank]

Lender:	COLUMBIA BANK

By:	/s/ Rahbar Ameri
Rahbar Ameri, SVP

Borrower:	REGENLAB USA LLC

By:	/s/ Antonino Turzi
Antonino Turzi, Sole Member

Guarantor:	/s/ Antonino Turzi
ANTONINO TURZI, Individually

U.S. Small Business Administration Unconditional Guarantee

SBA Loan #	[*]
SBA Loan Name	REGENLAB USA LLC
Guarantor	ANTONINO TURZI
Borrower	REGENLAB USA LLC
Lender	COLUMBIA BANK 19-01 Route 208 North, Fair Lawn, New Jersey 07410
Date	FEBRUARY 14, 2025
Note Amount	$5,000,000.00

1.	GUARANTEE:

Guarantor unconditionally guarantees payment to Lender of all amounts owing under the Note. This Guarantee remains in effect until the Note is paid in full. Guarantor must pay all amounts due under the Note when Lender makes written demand upon Guarantor. Lender is not required to seek payment from any other source before demanding payment from Guarantor.

2.	NOTE:

The “Note” is the promissory note dated February 14, 2025 in the principal amount of Five Million and 00/100 ($5,000,000.00) Dollars, from Borrower to Lender. It includes any assumption, renewal, substitution, or replacement of the Note, and multiple notes under a line of credit.

3.	DEFINITIONS:

“Collateral” means any property taken as security for payment of the Note or any guarantee of the Note.

“Loan” means the loan evidenced by the Note.

“Loan Documents” means the documents related to the Loan signed by Borrower, Guarantor or any other guarantor, or anyone who pledges Collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

SBA Form 148 (10/98) Previous editions obsolete.	Page 1/5

4.	LENDER’S GENERAL POWERS:

Lender may take any of the following actions at any time, without notice, without Guarantor’s consent, and without making demand upon Guarantor:

A.	Modify the terms of the Note or any other Loan Document except to increase the amounts due under the Note;

B.	Refrain from taking any action on the Note, the Collateral, or any guarantee;

C.	Release any Borrower or any guarantor of the Note;

D.	Compromise or settle with the Borrower or any guarantor of the Note;

E.	Substitute or release any of the Collateral, whether or not Lender receives anything in return;

F.	Foreclose upon or otherwise obtain, and dispose of, any Collateral at public or private sale, with or without advertisement;

G.	Bid or buy at any sale of Collateral by Lender or any other lienholder, at any price Lender chooses; and

H.	Exercise any rights it has, including those in the Note and other Loan Documents.

These actions will not release or reduce the obligations of Guarantor or create any rights or claims against Lender.

5.	FEDERAL LAW:

When SBA is the holder, the Note and this Guarantee will be construed and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Guarantee, Guarantor may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

6.	RIGHTS, NOTICES, AND DEFENSES THAT GUARANTOR WAIVES:

To the extent permitted by law,

A.	Guarantor waives all rights to:

1)	Require presentment, protest, or demand upon Borrower;

2)	Redeem any Collateral before or after Lender disposes of it;

3)	Have any disposition of Collateral advertised; and

4)	Require a valuation of Collateral before or after Lender disposes of it.

B.	Guarantor waives any notice of:

1)	Any default under the Note;

2)	Presentment, dishonor, protest, or demand;

3)	Execution of the Note;

4)	Any action or inaction on the Note or Collateral, such as disbursements, payment, nonpayment, acceleration, intent to accelerate, assignment, collection activity, and incurring enforcement expenses;

5)	Any change in the financial condition or business operations of Borrower or any guarantor;

6)	Any changes in the terms of the Note or other Loan Documents, except increases in the amounts due under the Note; and

7)	The time or place of any sale or other disposition of Collateral.

C.	Guarantor waives defenses based upon any claim that:

1)	Lender failed to obtain any guarantee;

2)	Lender failed to obtain, perfect, or maintain a security interest in any property offered or taken as Collateral;

3)	Lender or others improperly valued or inspected the Collateral;

4)	The Collateral changed in value, or was neglected, lost, destroyed, or underinsured;

SBA Form 148 (10/98) Previous editions obsolete.	Page 2/5

5)	Lender impaired the Collateral;

6)	Lender did not dispose of any of the Collateral;

7)	Lender did not conduct a commercially reasonable sale;

8)	Lender did not obtain the fair market value of the Collateral;

9)	Lender did not make or perfect a claim upon the death or disability of Borrower or any guarantor of the Note;

10)	The financial condition of Borrower or any guarantor was overstated or has adversely changed;

11)	Lender made errors or omissions in Loan Documents or administration of the Loan;

12)	Lender did not seek payment from the Borrower, any other guarantors, or any Collateral before demanding payment from Guarantor:

13)	Lender impaired Guarantor’s suretyship rights;

14)	Lender modified the Note terms, other than to increase amounts due under the Note. If Lender modifies the Note to increase the amounts due under the Note without Guarantor’s consent, Guarantor will not be liable for the increased amounts and related interest and expenses, but remains liable for all other amounts;

15)	Borrower has avoided liability on the Note; or

16)	Lender has taken an action allowed under the Note, this Guarantee, or other Loan Documents.

7.	DUTIES AS TO COLLATERAL:

Guarantor will preserve the Collateral pledged by Guarantor to secure this Guarantee. Lender has no duty to preserve or dispose of any Collateral.

8.	SUCCESSORS AND ASSIGNS:

Under this Guarantee, Guarantor includes heirs and successors, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:

A.	ENFORCEMENT EXPENSES. Guarantor promises to pay all expenses Lender incurs to enforce this Guarantee, including, but not limited to, attorney’s fees and costs.

B.	SBA NOT A CO-GUARANTOR. Guarantor’s liability will continue even if SBA pays Lender. SBA is not a co-guarantor with Guarantor. Guarantor has no right of contribution from SBA.

C.	SUBROGATION RIGHTS. Guarantor has no subrogation rights as to the Note or the Collateral until the Note is paid in full.

D.	JOINT AND SEVERAL LIABILITY. All individuals and entities signing as Guarantor are jointly and severally liable.

E.	DOCUMENT SIGNING. Guarantor must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

F.	FINANCIAL STATEMENTS. Guarantor must give Lender financial statements as Lender requires.

G.	LENDER’S RIGHTS CUMULATIVE, NOT WAIVED. Lender may exercise any of its rights separately or together, as many times as it chooses. Lender may delay or forgo enforcing any of its rights without losing or impairing any of them.

H.	ORAL STATEMENTS NOT BINDING. Guarantor may not use an oral statement to contradict or alter the written terms of the Note or this Guarantee, or to raise a defense to this Guarantee.

I.	SEVERABILITY. If any part of this Guarantee is found to be unenforceable, all other parts will remain in effect.

J.	CONSIDERATION. The consideration for this Guarantee is the Loan or any accommodation by Lender as to the Loan.

SBA Form 148 (10/98) Previous editions obsolete.	Page 3/5

10.	STATE-SPECIFIC PROVISIONS:

NONE.

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11.	GUARANTOR ACKNOWLEDGMENT OF TERMS.

Guarantor acknowledges that Guarantor has read and understands the significance of all terms of the Note and this Guarantee, including all waivers.

12.	GUARANTOR NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated as Guarantor under this Guarantee.

Witness:	Guarantor:

/s/ Jane Paftinos	/s/ ANTONINO TURZI
Jane Paftinos, Esq.	ANTONINO TURZI, Individually

ACKNOWLEDGMENT

STATE OF NEW JERSEY	:
SS.
COUNTY OF BERGEN	:

I CERTIFY that on February 14, 2025, ANTONINO TURZI personally came before me and acknowledged under oath, to my satisfaction, that this person (or if more than one, each person): (a) is named in and personally signed this document; and (b) signed, sealed and delivered this document as his or her act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Jane Paftinos
Jane Paftinos, Esq.
An Attorney At Law Of New Jersey

SBA Form 148 (10/98) Previous edition obsolete.	Page 5/5

U.S. Small Business Administration Security Agreement

SBA Loan #	[*]
SBA Loan Name	REGENLAB USA LLC
Debtor (Exact full legal name of individual(s), corporation, LLC, partnership or other organization)	REGENLAB USA LLC
Borrower	REGENLAB USA LLC
Secured Party	COLUMBIA BANK
Date	FEBRUARY 14, 2025
Note Amount	$5,000,000.00

1.	DEFINITIONS.

Unless otherwise specified, all terms used in this Agreement will have the meanings ascribed to them under the Official Text of the Uniform Commercial Code, as it may be amended from time to time, (“UCC”). “SBA” means the Small Business Administration, an Agency of the U.S. Government.

2.	GRANT OF SECURITY INTEREST.

For value received, the Debtor grants to the Secured Party a security interest in the property described below in paragraph 4 (the “Collateral”).

3.	OBLIGATIONS SECURED.

This Agreement secures the payment and performance of: (a) all obligations under a Note dated February 14, 2025, made by REGENLAB USA LLC, made payable to COLUMBIA BANK, in the amount of $5,000,000.00 (“Note”), including all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the disbursement, administration and collection of the loan evidenced by the Note, (b) all costs and expenses (including reasonable attorney’s fees), incurred by Secured Party in the protection, maintenance and enforcement of the security interest hereby granted; (c) all obligations of the Debtor in any other agreement relating to the Note; and (d) any modifications, renewals, refinancings or extensions of the foregoing obligations.

The Note and all other obligations secured hereby are collectively called the “Obligations.”

4.	COLLATERAL DESCRIPTION.

The Collateral in which this security interest is granted is all of the Debtor’s property described below, and indicated by an “X” or other mark on the applicable line, now owned or hereafter acquired, together with all replacements, accessions, proceeds, and products.

☒	a.	Equipment

☒	b.	Fixtures

☒	c.	Inventory

☒	d.	Accounts

☒	e.	Instruments
☒	f.	Chattel paper

☒	g.	General intangibles

☒	h.	Documents

☐	i.	Farm products

☒	j.	Deposit Accounts

☐	k.	Investment property

☐	l.	Titled motor vehicles, including mobile or manufactured homes (list make, model, and serial #):

☒	m.	Other: Insert specific description of other forms of Collateral not included in categories a through k above (for example, specific commercial tort claim, letter-of credit rights):

Subject to the terms and conditions of Schedules “A” and “B” attached hereto and made a part hereof as if set forth at length herein.

5.	RESTRICTIONS ON COLLATERAL TRANSFER.

Debtor will not sell, lease, or otherwise transfer (including by granting security interests, liens, or other encumbrances in) all or any part of the Collateral or Debtor’s interest in the Collateral without Secured Party’s written or electronically communicated approval, except the Debtor may sell inventory in the ordinary course of business on customary terms. Debtor may collect and use amounts due on the accounts and other rights to payment arising or created in the ordinary course of business, until notified by Secured Party in writing or by electronic communication.

6.	MAINTENANCE AND LOCATION OF COLLATERAL; INSPECTION; INSURANCE.

Debtor must promptly notify Secured Party by written or electronic communication of any change in location of the Collateral, specifying the new location, Debtor hereby grants to Secured Party the right to inspect the Collateral at all reasonable times and upon reasonable notice. Debtor must: (a) maintain the Collateral in good condition; (b) pay promptly all taxes, judgments, or charges of any kind levied or assessed thereon; (c) keep current all rent or mortgage payments due, if any, on premises where the Collateral is located; and (d) maintain hazard insurance on the Collateral, with an insurance company and in an amount approved by Secured Party (but in no event less than the replacement cost of that Collateral), and including such terms as Secured Party may require including a Lender’s Loss Payable Clause in favor of Secured Party. Debtor hereby assigns to Secured Party any proceeds of such policies and all unearned premiums thereon and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Debtor’s name all proofs of loss, drafts, checks and any other documents necessary for Secured Party to obtain such payments.

7.	CHANGES TO DEBTOR’S LEGAL STRUCTURE, PLACE OF BUSINESS, JURISDICTION OF ORGANIZATION, OR NAME.

Debtor must notify Secured Party by written or electronic communication not less than 30 days before taking any of the following actions: (a) changing or reorganizing the type of organization or form under which it does business; (b) moving, changing its place of business or adding a place of business; (c) changing its jurisdiction of organization; or (d) changing its name. Debtor will pay for the preparation and filing of all documents, Secured Party deems necessary to maintain, perfect and continue the perfection of Secured Party’s security interest in the event of any such change.

8.	PERFECTION OF SECURITY INTEREST.

Debtor consents, without further notice, to Secured Party’s filing or recording of any documents necessary to perfect, continue, amend or terminate its security interest. Upon request of Secured Party, Debtor must sign or otherwise authenticate all documents that Secured Party deems necessary at any time to allow Secured Party to acquire, perfect, continue or amend its security interest in the Collateral. Debtor will pay the filing and recording costs of any documents relating to Secured Party’s security interest. Debtor ratifies all previous filings and recordings, including financing statements and notations on certificates of title. Debtor will cooperate with Secured Party in obtaining a Control Agreement satisfactory to Secured Party with respect to any Deposit Accounts or Investment Property, or in otherwise obtaining control or possession of that or any other Collateral.

9.	DEFAULT.

Debtor is in default under this Agreement if: (a) Debtor fails to pay, perform or otherwise comply with any provision of this Agreement; (b) Debtor makes any materially false representation, warranty or certification in, or in connection with, this Agreement, the Note, or any other agreement related to the Note or this Agreement; (c) another secured party or judgment creditor exercises its rights against the Collateral; or (d) an event defined as a “default” under the Obligations occurs. In the event of default and if Secured Party requests, Debtor must assemble and make available all Collateral at a place and time designated by Secured Party. Upon default and at any time thereafter, Secured Party may declare all Obligations secured hereby immediately due and payable, and, in its sole discretion, may proceed to enforce payment of same and exercise any of the rights and remedies available to a secured party by law including those available to it under Article 9 of the UCC that is in effect in the jurisdiction where Debtor or the Collateral is located. Unless otherwise required under applicable law, Secured Party has no obligation to clean or otherwise prepare the Collateral for sale or other disposition and Debtor waives any right it may have to require Secured Party to enforce the security interest or payment or performance of the Obligations against any other person.

10.	FEDERAL RIGHTS.

When SBA is the holder of the Note, this Agreement will be construed and enforced under federal law, including SBA regulations. Secured Party or SBA may use state or local procedures for filing papers, recording documents, giving notice, enforcing security interests or liens, and for any other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Agreement, Debtor may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

11.	GOVERNING LAW.

Unless SBA is the holder of the Note, in which case federal law will govern, Debtor and Secured Party agree that this Agreement will be governed by the laws of the jurisdiction where the Debtor is located, including the UCC as in effect in such jurisdiction and without reference to its conflicts of laws principles.

12.	Secured party rights.

All rights conferred in this Agreement on Secured Party are in addition to those granted to it by law, and all rights are cumulative and may be exercised simultaneously. Failure of Secured Party to enforce any rights or remedies will not constitute an estoppel or waiver of Secured Party’s ability to exercise such rights or remedies. Unless otherwise required under applicable law, Secured Party is not liable for any loss or damage to Collateral in its possession or under its control, nor will such loss or damage reduce or discharge the Obligations that are due, even if Secured Party’s actions or inactions caused or in any way contributed to such loss or damage.

13.	SEVERABILITY.

If any provision of this Agreement is unenforceable, all other provisions remain in effect.

14.	DEBTOR CERTIFICATIONS.

Debtor certifies that: (a) its Name (or Names) as stared above is correct; (b) all Collateral is owned or titled in the Debtor’s name and not in the name of any other organization or individual; (c) Debtor has the legal authority to grant the security interest in the Collateral; (d) Debtor’s ownership in or title to the Collateral is free of all adverse claims, liens, or security interests (unless expressly permitted by Secured Party); (e) none of the Obligations are or will be primarily for personal, family or household purposes; (f) none of the Collateral is or will be used, or has been or will be bought primarily for personal, family or household purposes; and (g) Debtor has read and understands the meaning and effect of all terms of this Agreement.

15.	DEBTOR NAME(S) AND SIGNATURE(S).

By signing or otherwise authenticating below, each individual and each organization becomes jointly and severally obligated as a Debtor under this Agreement.

Signatures:

Witness:	DEBTOR:
REGENLAB USA LLC

/s/ Jane Paftinos	By:	/s/ Antonino Turzi
Jane Paftinos, Esq.		Antonino Turzi, Sole Member

SCHEDULE “A”

SCHEDULE “B”

SECURITY AGREEMENT

February 14, 2025

The undersigned, REGENLAB USA LLC, with an address of 95 Greene Street, Jersey City, New Jersey 07302 (“Debtor”) hereby agree(s) in favor of COLUMBIA BANK, having its principal place of business and office at 19-01 Route 208 North, Fair Lawn, New Jersey 07410 (herein referred to as “Secured Party”) as follows:

1.	GRANT OF SECURITY INTEREST.

In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after date made or extended by Secured Party to Debtor, directly or indirectly, as principal, guarantor or otherwise, at the sole discretion of Secured Party in each instance, Debtor hereby grants to Secured Party a security interest in, and assigns and pledges to Secured Party, the Collateral (“Collateral”) described (a) in Section 2 below and (b) on Schedule l annexed hereto, to secure the payment, performance and observance of all indebtedness, obligations and liabilities of Debtor to Secured Party, now existing or hereafter arising, direct or indirect (including participations or interests of Secured Party in obligations of Debtor to others), acquired outright, conditionally, or as collateral security from another, absolute or contingent, joint or several, secured or unsecured, due or not, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and all instruments, documents and agreements evidencing any of the foregoing obligations (all of the foregoing being herein referred to as the “Obligations”).

2.	COLLATERAL.

The Collateral is described on Schedule 1 annexed hereto and made a part hereof and on any separate schedule at any time furnished by Debtor to Secured Party (all and each of which are hereby deemed part of this Security Agreement), which Collateral includes all attachments, accessions and equipment now or hereafter affixed to the Collateral or used in connection therewith, substitutions and replacements thereof, and (unless the description of the Collateral on Schedule 1 expressly excludes after acquired Collateral) all items of the Collateral both now existing and hereafter acquired, created or arising, and all proceeds and products thereof, if any.

3.	DEBTOR’S WARRANTIES, REPRESENTATION, AND COVENANTS.

Debtor warrants, represents and covenants that: (a) the principal place of business of Debtor, the books and records relating to the Collateral and the Collateral, are located at the addresses set forth on Schedule 3(a) annexed hereto and made a part hereof, and Debtor will not change any of the same without prior written notice to and the consent of Secured Party; (b) the Collateral is and will be used in Debtor’s business and not for personal, family, household or farming use; (c) at all times the Collateral will be owned by Debtor free and clear of all liens, security interests and encumbrances, other than the security interest granted to Secured Party under this Security Agreement, and Secured Party will have, except to the extent, if any, of any permitted prior liens, security interests on encumbrances set forth on Schedule 3(b) annexed hereto and made a part hereof (a “Permitted Lien” or if more than one, the “Permitted Liens”), a first priority security interest in the Collateral; (d) Debtor will not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in, encumber, or otherwise dispose of or abandon any part or all of the Collateral without the prior written consent of Secured Party, except for the sale from time to time in the ordinary course of business of Debtor of such items of Collateral as may constitute part of the business inventory of Debtor; (e) Debtor will (i) make payment or deposit when due of all taxes, assessments or contributions required by law which may be levied or assessed with respect to any of the Collateral, and (ii) will make all payments when due under any indebtedness secured by a Permitted Lien and strictly comply with all of Debtor’s obligations under any agreement secured by any Permitted Lien, and will deliver to Secured Party, on demand, certificates attesting to Debtor’s compliance with clauses (i) and (ii); (f) Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations; (g) Debtor will keep the Collateral in first-class order, repair, running and marketable condition, at Debtor’s own cost and expense; (h) Secured Party shall at all times have free access to and right of inspection of the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Debtor original or true copies of such records and any papers and instruments relating to any or all of the Collateral upon request therefor); (i) except as otherwise provided in the Mortgage securing the Note, the Collateral is now and shall remain personal property, and Debtor will not permit any of the Collateral to become a part of or affixed to real property without the prior notice to Secured Party and without first making all arrangements, and delivering to Secured Party all instruments and documents, requested by and satisfactory to Secured Party to protect the priority of the security interest in the Collateral granted herein against all persons; (j) Debtor, at its own expense, will insure the Collateral in the name of and with loss or damage payable to Secured Party, against loss or damage by fire and extended coverage, theft, burglary, bodily injury and such other risks, with such companies and in such amounts, as is required by Secured Party at any time (all such policies providing thirty (30) days minimum written notice of cancellation to Secured Party) and Debtor shall deliver to Secured Party the original or duplicate policies, or certificates or other evidence satisfactory to Secured Party of compliance with the foregoing insurance provisions and Debtor will promptly notify Secured Party of any loss or damage to any of the Collateral or arising from its use; (k) at its option, Secured Party may apply any insurance monies received at any time to the cost of repairs to the Collateral and/or to payment of any of the Obligations, whether or not due, in any order Secured Party may determine, any surplus (after payment of all costs, reasonable attorney’s fees and disbursements) to be remitted to Debtor or any other person entitled thereto; (l) Debtor will, at its expense, perform all acts and execute all documents requested by Secured Party at any time or otherwise necessary to evidence, perfect, maintain and enforce the priority of Secured Party’s security interest in the Collateral; (m) Debtor assumes all responsibility and liability arising from the use of the Collateral; (n) upon request of Secured Party, at any time and from time to time, Debtor shall, at its sole cost and expense, execute and deliver to Secured Party in connection with this Security Agreement, and Debtor hereby authorizes Secured Party to execute and file at any time or times, one or more financing statements with respect to all or any part of the Collateral, signed only by the Secured Party, and Debtor hereby, irrevocably and with power of substitution, appoints Secured Party as Debtor’s attorney-in-fact to execute any and all such financing statements on behalf of Secured Party, which appointment is coupled with an interest; (o) in its discretion, Secured Party may, whether or not an Event of Default (as defined in Section 4 below) has occurred or any of the Obligations be due, in its name or

Debtor’s or otherwise, notify any account debtor or obligor of any account, contract, instrument, chattel paper or general intangible included in the Collateral to make payment to Secured Party; (p) Secured Party may, in its sole discretion, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any of the Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral all without notice to or consent by Debtor and without otherwise discharging or affecting the Obligations or the security interest in the Collateral granted herein; (q) Secured Party may in its discretion, for the account and expense of Debtor, pay any amount or do any act required of Debtor hereunder or requested by Secured Party to preserve, protect, maintain or enforce the Obligations and/or the priority of the security interest granted herein, and which Debtor fails to do or pay; (r) Debtor will promptly pay Secured Party for any and all sums, costs, and expenses which Secured Party may pay or incur in defending, protecting or enforcing the security interest in the Collateral granted herein and the priority thereof, or in enforcing payment of the Obligations or otherwise in connection with the provisions hereof, including but not limited to all court costs, collection charges, travel, and reasonable attorney’s fees, all of which, together with interest at the lower of the Note Rate per annum or the maximum legal rate chargeable to Debtor by Secured Party, shall be part of the Obligations; (s) whether or not an Event of Default (as defined in Section 4 below) has occurred, Secured Party, in its discretion, may transfer to or register in the name of Secured Party or its nominee all or any of the Collateral consisting of securities, and whether or not so transferred or registered, Secured Party shall be entitled to (i) receive all income and dividends thereon (including stock dividends and rights to subscribe) as a part of the Collateral, (ii) exchange any or all such Collateral upon the reorganization, recapitalization, or readjustment of any entity issuing such securities, (iii) vote such Collateral so transferred or registered, and (iv) exercise any or all power with respect thereto as if an absolute owner thereof; (t) at any time Secured Party may assign, transfer and deliver to any transferee of any of the Obligations, any or all of the Collateral, whereupon Secured Party shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with respect thereto, but Secured Party shall retain all rights and powers with respect to any Collateral not assigned, transferred or delivered, (u) the execution and delivery of this Security Agreement has been authorized by the Board of Directors of the Debtor;

4.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Debtor under this Security Agreement: (a) if Debtor or any obligor, maker, endorser, acceptor, surety, indemnitor or guarantor of, or any party to, any of the Obligations or the Collateral (the same, including Debtor, being collectively referred to herein as “Obligors”) shall default in the punctual payment of any sum payable with respect to, or in the observance or performance of any of the terms and conditions of, any Obligations or of this Security Agreement or the Collateral; (b) if any representation or statement of fact made to Secured Party at any time by or on behalf of Debtor is false or misleading in any material respect when made or if Debtor shall breach or permit or suffer the breach of any warranty made by Debtor in this Security Agreement; (c) in the event of loss, theft, substantial damage to or destruction of any of the Collateral, or the making of any levy on, seizure, attachment or garnishment of any of the Collateral; (d) if any of the Obligors being a natural person or any general partner of any Obligor which is a partnership, shall die or (being a partnership or corporation) shall be dissolved, or if any of the Obligors (if a corporation or partnership) shall fail to maintain its corporate or partnership existence in good standing or fails to maintain is qualification to do business in any jurisdiction where the nature of its business or assets requires such qualification; (e) or if any of the Obligors shall become insolvent (however defined or evidenced) or make an assignment for the benefit of creditors or appoint a committee of creditors, or make or send notice of an intended bulk transfer, or if there shall be convened a meeting of the creditors or principal creditors of any of the Obligors; (f) or if there shall be filed by or against any of the Obligors any petition for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity); (g) if the usual business of any of the obligors shall be terminated or suspended; (h) if any proceeding, procedure or remedy supplementary to or in enforcement of judgment shall be commenced against, or with respect to any property of, any of the Obligors; (i) if any petition or application to any court or tribunal, at law or in equity be filed by or against any of the Obligors for the appoint of any receiver or trustee for any of the Obligors or any substantial portion of the property of any of them; (j) if any of the Obligors shall default in any of such Obligor’s obligations to Secured Party or breach or be in default under the terms of any agreement between any such Obligor and Secured Party or any agreement for the benefit of Secured Party, including but not limited to any mortgage granted by any Obligor to Secured Party; or (k) if the Debtor shall default in the payment when due, or otherwise fail to strictly comply with the terms, of any indebtedness and/or agreement secured by any Permitted Lien or if any action is taken with respect to the enforcement of any Permitted Lien.

5.	REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT.

Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may, without notice to or demand upon Debtor, declare any or all Obligations of Debtor immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the New Jersey Uniform Commercial Code, as now or hereafter in effect (the “UCC”), and otherwise available at law or equity, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently: (a) Secured Party may, at any time and from time to time, with or without judicial process and the aid and assistance of others, enter upon any premises in which any of the Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral; and/or dispose of any part or all of the Collateral on any premises of Debtor; and/or require Debtor to assemble and make available to Secured Party at the expense of Debtor any part or all of the Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties; and/or remove any part or all of the Collateral from any premises on which any part may be located for the purpose of effecting sale or other disposition thereof (and if the Collateral consists of motor vehicles, Secured Party may use Debtor’s license plates); and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sales or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such persons, firms or corporations as Secured Party deems best, all without demand for performance or any notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition Debtor hereby agrees that the sending often ten (10) days notice by first class mail, postage prepaid, to the address of Debtor set forth in this Security Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. If any of the Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations Secured Party may buy at private sale and may make payment thereof by any means. Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorney’s fees and all legal expenses, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may desire; and Debtor shall remain liable and will pay Secured Party on demand any deficiency remaining, including interest thereon at the lower of the Note Rate per annum or the maximum legal rate chargeable to Debtor by Secured Party thereon and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party. Debtor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor agrees that any such private sales may be at prices and on other terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner; Secured Party has no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933. (b) Secured Party may appropriate, set off and apply to the payment of any or all of the Obligations, any and all balances, sums, property, claims, credits, deposits, accounts, reserves, collections, drafts, notes, or other items or proceeds of the Collateral in or coming into the possession of Secured Party or its agents and belonging or owing to Debtor, without notice to Debtor, and in such manner as Secured Party may in its discretion determine. (c) Any of the proceeds of the Collateral received by Debtor shall not be commingled with other property of Debtor, but shall be segregated, held by the Debtor in trust as the exclusive property of Secured Party, and Debtor will immediately deliver to Secured Party the identical checks, monies, or other proceeds of Collateral received.

6.	POWER OF ATTORNEY.

To effectuate the terms and provisions hereof, Debtor hereby designates and appoints Secured Party and its designees or agents as attorneys-in-fact of Debtor, irrevocably and with power of substitution, with authority to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders or other evidences of payment or proceeds of the Collateral that may come into Secured Party’s possession; to sign the name of Debtor on any invoices, documents, drafts against and notices to account debtors of Debtor, assignments and requests for verification of accounts; to execute proofs of claim and loss; to execute any endorsements, assignments, or other instruments of conveyance or transfer; to adjust and compromise any claims under insurance policies; to execute releases; and to do all other acts and things necessary and advisable, in the sole discretion of Secured Party, to carry out and enforce this Security Agreement and each and all of the provisions of this Security Agreement. All acts of said attorneys, or designees, are hereby ratified and approved and said attorneys or designees shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any of the Obligations shall remain unpaid.

7.	MISCELLANEOUS.

Under no circumstances shall Secured Party be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral, of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at the Debtor’s sole risk at all times. Secured Party shall not be required to take any action of any kind to collect, preserve, or protect its or Debtor’s rights in the Collateral or against other parties thereto. Debtor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security Agreement, the Obligations, the use of the Collateral and/or any actions taken or omitted to be taken by Secured Party with respect thereto, and Debtor hereby agrees to hold Secured Party harmless from and indemnify Secured Party with respect to any and all such claims, causes of action and demands. Secured Party’s prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations. No act, failure or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Secured Party of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein). IN THE EVENT OF ANY LITIGATION, WITH RESPECT TO ANY MATTER CONNECTED WITH THIS SECURITY AGREEMENT, THE OBLIGATIONS OR THE COLLATERAL, DEBTOR HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY SUCH LITIGATION, INCLUDING ANY SUCH RIGHT WITH RESPECT TO ANY COUNTERCLAIMS. DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW JERSEY AND OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OBLIGATIONS, THIS SECURITY AGREEMENT OR THE COLLATERAL, OR ANY DOCUMENT OR INSTRUMENT DELIVERED WITH RESPECT TO ANY OF THE OBLIGATIONS. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to the provision so modified or limited, and executed by the party to be charged. Debtor, if more than one, shall be jointly and severally liable hereunder. This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors and assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. THIS SECURITY AGREEMENT AND THE OBLIGATIONS SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW JERSEY. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Secured Party is authorized to annex hereto any schedules referred to herein. Debtor acknowledges receipt of a copy of this Security Agreement. Terms used herein and not otherwise defined shall have the meanings ascribed to such term in the UCC unless the context otherwise requires. The captions of the Sections to this Security Agreement are for the purposes of convenience only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Security Agreement. The Debtor shall do, execute, acknowledge and deliver, at the sole cost and expense of the Debtor, UCC financing statements and each and every such further act, deed, conveyance, transfer, assignment, estoppel certificate, notice, document, instrument and assurance as Secured Party may from time to time reasonably require, in order to better assure, convey, grant, assign, perfect, transfer and confirm to Secured Party, the rights now or hereafter intended to be granted to Secured Party under this Security Agreement.

8.	SMALL BUSINESS ADMINISTRATION

“The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

a)	When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

b)	Lender or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local or state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument.”

IN WITNESS WHEREOF, the undersigned Debtor has duly executed this Security Agreement in the State of New Jersey as of the date first above set forth.

WITNESS:	REGENLAB USA LLC

/s/ Jane Paftinos	By:	/s/ Antonino Turzi
Jane Paftinos, Esq.		Antonino Turzi, Sole Member

SCHEDULE 1

To Security Agreement dated February 14, 2025, between REGENLAB USA LLC, as Debtor, and COLUMBIA BANK, as Secured Party.

(i)	A first lien on all property owned by the Borrower and affixed to and used in connection with the operation of the Property; and

(ii)	All additional collateral listed on the attached description of collateral.

DESCRIPTION OF COLLATERAL:

The Collateral in which this security interest is granted is all of the Debtor’s property described below, together with all the proceeds and products therefrom.

A.	All equipment and machinery, including power-driven machinery and equipment, furniture and fixtures now owned or hereafter acquired, together with all replacements thereof, all attachments, accessories, parts and tools belonging thereto or for use in connection therewith.

B.	All inventory, raw materials, work in process and supplies now owned or hereinafter acquired.

C.	All accounts receivables now outstanding or hereafter arising.

D.	All contract rights and general intangibles now in force or hereafter acquired.

E.	All other accounts, instruments and chattel paper now outstanding or owned or hereafter acquired.

SCHEDULE 3(a)

To Security Agreement dated February 14, 2025, between REGENLAB USA LLC, as Debtor, and COLUMBIA BANK, as Secured Party.

(1)	The address of Debtor’s principal place of business is:

95 Greene Street, Jersey City, New Jersey 07302

(1A)	If different, the address of Debtor’s principal place of business in the State of New Jersey is: N/A

(2)	The address at which Debtor’s books and records relating to the Collateral is located is:

95 Greene Street, Jersey City, New Jersey 07302

(3)	The address at which the Collateral is located is

95 Greene Street, Jersey City, New Jersey 07302

SCHEDULE 3(b)

To Security Agreement dated February 14, 2025 between REGENLAB USA LLC, as Debtor, and COLUMBIA BANK, as Secured Party.

Description of Permitted Liens, if any, to which Collateral is subject:

NONE

as to the Collateral located at 95 Greene Street, Jersey City, New Jersey 07302

End of permitted liens

Same Name Affidavit

State of New Jersey	:
SS:
County of Bergen	:

Antonino Turzi says under oath:

1.	The statements in this certification are true to the best of my knowledge, information and belief.

2.	I am at least 18 years of age.

3.	I currently have an address at [*].

4.	I am known, referred to and regarded as Antonino Turzi.

5.	By signing documents as Antonino Turzi, I represent and agree that I am legally obligated to and bound by all such documents that I may sign in connection with the loan contemplated herewith or otherwise required by Columbia Bank, its successors or assigns.

6.	I understand that Columbia Bank, its successors or assigns will rely on the truthfulness of the statements made in this affidavit.

/s/ Antonino Turzi
Antonino Turzi

Signed and Sworn to before me on this 14th day of February, 2025.

/s/ Jane Paftinos
Jane Paftinos, Esq.
An Attorney At Law of New Jersey

LOAN NAME: REGENLAB USA LLC
LOAN NUMBER: [*]